EXHIBIT 5(b)

                                        INVESTMENT ADVISORY
                                                 AGREEMENT
                                                   BETWEEN
                                           MAXIM SERIES FUND, INC.
                                                     AND
                                        G W CAPITAL MANAGEMENT,
                                                  INC.

                INVESTMENT ADVISORY
AGREEMENT

         INVESTMENT ADVISORY AGREEMENT made this 1st day of November, 1996, by and between
Maxim Series Fund, Inc., a Maryland corporation ("the Fund"), and GW Capital Management, Inc., a
Colorado corporation registered as an investment adviser under the Investment Advisers Act of 1940 ("the
Adviser"), whereby the Adviser will act as investment adviser to the Fund as follows:
                                                  ARTICLE I
                                            Duties of the Adviser
         The Fund hereby employs the Adviser to act as the investment adviser to and manager of the
Fund, and, subject to the review of the Board of Directors of the Fund ("the Board"), to manage the investment and reinvestment of the assets of its existing portfolio and of each portfolio it may create in the future ("the Portfolios") and to administer its affairs, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
         A. Investment Advisory Services. In carrying out its obligations to manage the investment and reinvestment of the assets of the Fund, the Adviser shall, when appropriate and consistent with the limitations set forth in Section C hereof:
                 (a) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of the
Fund;
                 (b) consult with the Board and furnish to the Board recommendations with respect to an overall investment plan for approval, modification, or rejection by the Board;
                 (c) seek out, present, and recommend specific investment opportunities, consistent with any overall investment plan approved by the Board;
                 (d)     take such steps as are necessary to
implement any overall investment plan
         approved by the Board, including making and carrying out decisions to acquire or dispose of permissible investments, management of investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;
                 (e) regularly report to the Board with respect to the implementation of any approved overall investment plan and any other activities in connection with management of the assets of the Account;
                 (f) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the Fund; and
                 (g) determine the net asset value of the Fund as required by applicable law.
         If, in the judgment of the Adviser, the Fund would be benefitted by supplemental investment research from other persons or entities, outside the context of a specific brokerage transaction, the
Adviser is authorized to obtain and pay a reasonable flat fee for such information. Supplemental investment research shall be limited to statistical and other factual information, advice regarding economic factors and trends, and advice as to occasional transactions in specific securities, and shall not involve general advice or recommendations regarding the purchase or sale of securities. The expense of the
Adviser may not be necessarily reduced as a result of the receipt of such supplement information. The advisor shall regularly report to the Board when it has secured or, where time permits, intends to secure said supplemental investment research. It is understood and agreed that the Board retains the right to limit the scope of or to disapprove of said research.
         B. Administrative Services. In addition to the performance of investment advisory services, the
Adviser shall perform, or supervise the performance of, administrative services in connection with the management of the Fund and the Portfolios, including all financial reporting for the Fund. In this connection, the Adviser agrees to (i) assist in supervising all aspects of the Fund's operations, including the co-ordination of all matters relating to the functions of the custodian, transfer agent or other shareholder service agents, if any, accountants, attorneys and other parties performing services or operational functions for the Fund, (ii) provide the Fund, at the Adviser's expense, with services of persons, who may be the Adviser's officers, competent to perform such administrative and clerical functions as are necessary in order to provide effective administration of the Fund, including duties in connection with certain reports and the maintenance of certain books and records of the Fund, and (ii)
provide the Fund, at the Adviser's expense, with adequate office space and related services necessary
for its operations as contemplated in this Agreement.   Nothing
contained herein will be construed to
restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties.
         C. Limitations on Advisory Services. The Adviser shall perform the services under this Agreement subject to the review of the Board and in a manner consistent with the investment objectives, policies, and restrictions of the Fund as stated in its Registration Statement, as amended from time to time, filed with the Securities and Exchange Commission, its Articles of Incorporation and Bylaws, as amended from time to time and the provisions of the Investment Company Act of 1940, as amended (the "Investment
Company Act").
         The Fund has furnished or will furnish the Adviser with copies of the Fund's Prospectus, Articles of Incorporation, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Adviser will be entitled to rely on all documents furnished by the Fund.
                                                 ARTICLE II
                                         Compensation of the
Adviser
         A. Investment Advisory Fee. As compensation for its services to the Fund, the Adviser receives monthly compensation at the annual rate of 0.46% of the average daily net assets of the Money Market
Portfolio; 0.50% of the average daily net assets of the Zero-Coupon Treasury Portfolio; 0.53% of the average daily net assets of the Maxim Vista Growth & Income Portfolio; 0.60% of the average daily net assets of each of the Bond Portfolio, the Investment Grade Bond Portfolio, the U.S. Government Securities
Portfolio, the Total Return Portfolio, the Stock Index Portfolio, the U.S. Governmental Mortgage Securities
Portfolio, the Small-Cap Index Portfolio, the Growth Index Portfolio, the Value Index Portfolio and the Short-
Term Maturity Bond Portfolio; 0.80% of the average daily net assets of the Maxim T. Rowe Price
Equity/Income Portfolio; 0.90% of the average daily net assets of the Corporate Bond Portfolio; 0.95% of the average daily net assets of each of the Mid-Cap Portfolio and the Maxim INVESCO Small-Cap Growth
Portfolio; and 1.00% of the average daily net assets of each of the Maxim INVESCO Balanced Portfolio,
Small-Cap Value Portfolio, the Maxim INVESCO ADR Portfolio, the Foreign Equity Portfolio, the Small-Cap
Aggressive Growth Portfolio and the International Equity Portfolio.
         B. Allocation of Expenses. Except with respect to the Portfolios indicated below, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, and the Fund shall pay only extraordinary expenses, including the cost of litigation.
         With respect to the Small-Cap Value, the Mid-Cap, Small-Cap Aggressive Growth, Foreign Equity,
Maxim T. Rowe Price Equity/Income, Maxim INVESCO Small-Cap Growth, Maxim INVESCO ADR and the
International Equity Portfolios:
         (a) The Adviser shall be responsible for all of its expenses incurred in performing the services set forth in Article I hereunder. Such expenses include, but are not limited to, costs incurred in providing investment advisory services; compensating and furnishing office space for officers and employees of the Adviser connected with investment and economic research, trading, and investment management of the Fund; and paying all fees of all directors of the Fund who are affiliated persons of the Adviser or any of its subsidiaries.
         (b) The Fund pays all other expenses incurred in its operation and all of its general administrative expenses, including, but not limited to, redemption expenses, expenses of portfolio transactions, shareholder servicing costs, pricing costs (including the daily calculation of net asset value), interest, charges of the custodian and transfer agent, if any, cost of auditing services, directors' fees, legal expenses, state franchise and other taxes, expenses of registering the shares under Federal and state securities laws,
                 Securities and Exchange Commission fees, advisory fees, insurance premiums, costs of maintenance of corporate existence, investor services (including allocable personnel and telephone expenses), cost of printing proxies, stock certificates, costs of corporate meetings, and any extraordinary expenses, including litigation costs. Accounting services are provided for the Fund by the Adviser and the Fund shall reimburse the Adviser for its costs in connection therewith.
         C. Notwithstanding the second paragraph of Section B, above, with respect to the following
Portfolios of the Fund, the Adviser shall pay Expenses which exceed an annual rate of: 1.35% of the average daily net assets of the Small-Cap Value Portfolio; 1.10% of the average daily net assets of the Mid-Cap and Maxim INVESCO Small-Cap Growth Portfolios; 1.30% of the average daily net assets of the Small-Cap Aggressive Growth Portfolio; 0.95% of the Maxim T. Rowe Price Equity/Income Portfolio; 1.50% of the Maxim INVESCO ADR, Foreign Equity and International Equity Portfolios. For purposes of this
Section C, "Expenses" with respect to a Portfolio shall mean the sum of (a) the investment advisory fee described in Section A, above, for such Portfolio, and (b) expenses to be paid directly by the Fund, as described in clause (b) of the second paragraph of Section B, above, with respect to such Portfolio.
                                                 ARTICLE III
                                    Portfolio Transactions and
Brokerage
         The Adviser agrees to determine the securities to be purchased or sold by the Portfolios, subject to the provisions of Article I, and to place orders pursuant to its determinations, either directly with the issuer, with any broker-dealer or underwriter that specialized in the securities for which the order is made, or with any other broker or dealer selected by the Adviser, subject to the following limitations.
         The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and will use its best efforts to obtain the most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, if any, size of the transaction, and difficulty of the transaction. In evaluating the net results of brokerage services offered by brokers or dealers that also provide supplemental investment research to the Adviser for a flat fee (see Article I) the Adviser need not take such a flat fee into consideration.
         If, in the judgment of the Adviser, the Fund would be benefitted by supplemental investment research in addition to such research furnished for a flat fee, the Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction. The expenses of the Adviser may not necessarily be reduced as a result of receipt of such supplemental information.
         Subject to the above requirements and the provisions of the Investment Company Act of 1940, the Securities Exchange Act of 1934, other applicable provisions of law, and the terms of any exemption(s) therefrom, nothing shall prohibit the Adviser from selecting brokers or dealers with which it or the Fund are affiliated.
                                                 ARTICLE IV
                                          Activities of the Adviser
         The services of the Adviser to the Fund under this Investment Advisory Agreement are not to be deemed exclusive and the Adviser will be free to render similar services to others so long as its services under this Investment Advisory Agreement are not impaired. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Adviser, as directors, officers, employees or shareholders or otherwise and that directors, officers, employees or shareholders of the Adviser are or may become similarly interested in the Fund, and that the Adviser is or may become interested in the Fund as shareholder or otherwise.
         It is agreed that the Adviser may use any supplemental investment research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts. The Adviser or its subsidiaries may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Adviser or other entities advised by the Adviser will be considered by and may be useful to the Adviser in carrying out its obligations to the Fund.
         Securities held by the Fund may also be held by separate accounts or other mutual funds for which the Adviser acts as an adviser or by the Adviser or its subsidiaries. Because of different investment objectives or other factors, a particular security may be bought by the Adviser or its subsidiaries or for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other entities for which the Adviser or its subsidiaries act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Fund agrees that the Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Fund recognizes that there may be an adverse effect on price.
         It is agreed that, on occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such other accounts or companies. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund portfolio.
                                                  ARTICLE V
                                       Effectiveness of the
Agreement
         This Investment Advisory Agreement shall not become effective (and the Adviser shall not serve or act as investment adviser) unless and until it is approved by the Board including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and by the sole shareholder; and this Agreement shall come into full force and effect on the date on which it is so approved.
                                                 ARTICLE VI
                                            Term of the Agreement
         This Investment Advisory Agreement shall remain in effect until the earlier of one year from its effective date or the date of the first annual or special meeting of shareholders of the Fund and shall continue so long as such continuance is specifically approved by a majority of the outstanding shares of the Fund at that time and at least annually thereafter (a) by the vote of the majority of the Board, or by vote of a majority of the outstanding shares of the Fund, including a majority of the outstanding shares of each Portfolio, and (b) by the vote of a majority of the members of the Board, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In connection with such approvals, the Board shall request and evaluate, and the Adviser shall furnish, such information as may be reasonably necessary to evaluate the terms of this Agreement. This Agreement:
         (a) shall not be terminated by the Adviser without sixty days' prior written notice and without the prior approval of a new investment advisory agreement by vote of a majority of the outstanding shares of the Fund;
         (b) shall be subject to termination, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser;
         (c) shall not be amended without specific approval of such amendment by (i) the Board, or by the vote of a majority of the outstanding shares of the Fund, including a majority of the outstanding shares of each Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval; and
         (d) shall automatically terminate upon assignment by either party.
                                                 ARTICLE VII
                                                Recordkeeping
         The Adviser agrees that all accounts and records which it maintains for the Fund shall be the property of the Fund and that it will surrender promptly to the designated officers of the Fund any or all such accounts and records upon request. The Adviser further agrees to preserve for the period prescribed by the rules and regulations of the Securities and Exchange Commission all such records as are required to be maintained pursuant to said rules. The Adviser also agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. All such accounts or records shall be made available, within five (5) business days of the request, to the Fund's accountants or auditors during regular business hours at the Adviser's offices upon reasonable prior written notice. In addition, the Adviser will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of the Fund or as may be required by any governmental agency having jurisdiction.
                                                ARTICLE VIII
                                          Liability of the Adviser
         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Adviser (or its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Adviser or retained by it to perform or assist in the performance of its obligations under this Agreement), neither the Adviser nor any of its officers, directors, employees or agents shall be subject to liability to the Fund or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by the Fund or any shareholder in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

                                                 ARTICLE IX
                                                Governing Law
         This Investment Advisory Agreement is subject to the provisions of the Investment Company Act, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, including such exemptions therefrom as the Securities and Exchange Commission may grant. Words and phrases used herein shall be interpreted in accordance with that Act and those rules and regulations.
As used with respect to the Fund or any of its Portfolios, the term "majority of the outstanding shares" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

         IN WITNESS WHEREOF, the parties have caused this Investment Advisory Agreement to be signed by their respective officials duly authorized, as of the day and year first above written.

                                                  MAXIM SERIES
FUND, INC.



Witness:                                          /s/ J.D. Motz

                                                  President


/s/ R.B. Lurie
Secretary


                                                  GW CAPITAL
MANAGEMENT, INC.



Witness:                                          /s/ M. Corbett

                                                  President


/s/ B.A. Byrne
Secretary